Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
OF
ZEBRA TECHNOLOGIES CORPORATION
(as amended as of December 5, 2022)
ARTICLE I.

Offices
Section 1.1.    The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 1.2.    The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II.

Meetings of Stockholders
Section 2.1.    All meetings of the stockholders for the election of directors shall be held at such place, if any, within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of the stockholders for any other purpose may be held at such time and place, if any, within or without the State of Delaware, as shall be stated by the Board of Directors in its notice of the meeting.
Section 2.2.    An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board of Directors shall each year fix.
Section 2.3.    Except as otherwise required by law, written notice of the annual meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) or more than sixty (60) days before the date of the meeting as of the record date for determining the stockholders entitled to notice of the meeting.
Section 2.4.
(1)    Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation’s notice of such meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof, (c) by any stockholder of record of the corporation (the “Record Stockholder”) at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.4 or (d) pursuant to the procedures and requirements set forth in Section 2.15 hereof. For the avoidance of doubt, clause (c) shall be the exclusive means for a stockholder to make nominations or propose business (except as otherwise expressly provided in any applicable rule or regulation promulgated under the

Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)).
(2)    For nominations or business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (c) of the foregoing paragraph, (a) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (b) any such business (other than nominations of persons for election to the Board of Directors) must be a proper matter for stockholder action under Delaware law, and (c) the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these By-Laws. To be timely, a Record Stockholder’s notice shall be received by the Secretary at the principal executive offices of the corporation not less than sixty (60) or more than ninety (90) days prior to the one (1) year anniversary (the “Anniversary”) of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this paragraph, if the meeting is convened more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of (i) the ninetieth (90th) day before such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this clause (2) of this Section 2.4 and there is no public announcement naming the nominees for the additional directorships or specifying the size of the increased Board of Directors made by the corporation at least ten (10) days before the last day a Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting commence a new time period (or extend any time period) for the giving of a Record Stockholder’s notice.
(3)    Such Record Stockholder’s notice shall set forth:
(a)    if such notice pertains to the nomination of directors, (1) as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to being named in the corporation’s proxy statement as a nominee and to serve as a director if elected, (2) a representation regarding whether the Record Stockholder intends to solicit proxies in support of nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, (3) a written questionnaire with respect to the background and qualifications of such proposed nominee, completed by such proposed nominee in the form required by the corporation (which form the Record Stockholder providing notice shall request in writing from the Secretary and which the Secretary shall provide to such Record Stockholder within ten (10) days after receiving such request) and (4) a written representation and agreement completed by such proposed nominee in the form required by the corporation (which form the Record Stockholder providing notice shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request) providing that such proposed nominee: (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation; (iii) will, if elected as a director of the corporation, comply with all applicable rules of any securities exchanges upon which the corporation’s securities are listed, the corporation’s Restated Certificate of Incorporation (as amended, restated or amended and restated from time to time, the “Certificate of Incorporation”), these Amended and Restated By-Laws (as amended, restated or amended and restated from time to time, these “By-Laws”), all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the corporation generally applicable to directors (which other guidelines and policies will be provided to such proposed nominee within five (5) business days after the Secretary receives any written request therefor from such proposed nominee), and all applicable fiduciary duties under state law; (iv) consents to being named as a nominee in the corporation’s proxy statement and form of proxy for the meeting; (v) intends to serve a full term as a director of the corporation, if elected; and (vi) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading in any material respect. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility or suitability of such proposed nominee to serve as a director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, and if requested by the corporation, any supplemental information required under this sentence shall be provided by the Record Stockholder within ten (10) days after it has been requested by the corporation. In addition, the Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor from the Board of Directors or any committee thereof;
(b)    as to any business that the Record Stockholder proposes to bring before the meeting, a brief description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, any material interest in such business of such Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and a description of all agreements, arrangements, understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and
(c)    as to (1) the Record Stockholder giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):
(i)    the name and address of each such party as they appear on the corporation’s books;
(ii)    (A) the class, series, and number of shares of the corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option,

warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the corporation, (D) any short interest in any security of the corporation held by each such party (for purposes of this Section 2.4, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such party, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (H) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (I) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);
(iii)    all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such party, or such party’s associates, with respect to the corporation (regardless of whether such person or entity is actually required to file a Schedule 13D);
(iv)    any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and
(v)    a statement whether or not each such party intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by the Record Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Stockholder and/or otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination (such statement, a “Solicitation Statement”).

(4)    The Record Stockholder shall notify the Secretary of the corporation in writing received at the principal executive offices of the corporation of any inaccuracy or change in any information submitted pursuant to Section 2.4(3) within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Record Stockholder.
(5)    Notwithstanding anything herein to the contrary, if (A) any nominating stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (B) (1) such stockholder subsequently either (x) notifies the corporation that such stockholder no longer intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such nominating stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (2) no other nominating stockholder that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such proposed nominee (x) to the corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these By-Laws, still intends to solicit proxies in support of the election or reelection of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the corporation). Upon request by the corporation, if any nominating stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary of the corporation in writing received at the principal executive offices of the corporation no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(6)    A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a Record Stockholder in accordance with Section 2.4(1)(c), (ii) the person is nominated by or at the direction of the Board of Directors or a committee thereof or (iii) the person is nominated pursuant to the procedures and requirements of Section 2.15. The number of persons a stockholder may nominate for election at an annual meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.4(2). Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.4 or Section 2.15. The foregoing notice requirements of clauses (1)-(3) of this Section 2.4 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or their intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. Except as otherwise provided by law, the chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-Laws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (3)(c)(iv) of this Section 2.4) and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.4 or 2.15, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(7)    For purposes of these By-Laws, (1) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act and (2) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Business Wire or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(8)    Notwithstanding the foregoing provisions of this Section 2.4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.4; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4 (including clause (1)(c) hereof), and compliance with clause (1)(c) of this Section 2.4 shall be the exclusive means for a stockholder to make nominations or submit other business (other than (i) the procedures and requirements set forth in Section 2.15 or (ii), as provided in the third sentence of paragraph (4)), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.4 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to Section 2.15 or applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
Section 2.5.    Special meetings of the stockholders, other than those required by statute, may be called and conducted in the manner provided in the Certificate of Incorporation. The Board of Directors may postpone or reschedule any previously scheduled special meeting.
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors, or if called by holders of Common Stock in accordance with, and only in accordance with, the Certificate of Incorporation, such business as is called for by the holders of shares of the corporation’s Common Stock representing at least sixty six and two-thirds percent (66-2/3%) of the votes entitled to be cast generally in the election of directors. The notice of such special meeting shall include the purpose for which the meeting is called.
Section 2.6.    Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or any committee thereof (or stockholders pursuant to Article 5(a) of the Certificate of Incorporation) or (b) provided that the Board of Directors (or stockholders pursuant to Article 5(a) of the Certificate of Incorporation) has determined that directors shall be elected at such meeting, by any Record Stockholder at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information set forth in Section 2.4(3)(a) and 2.4(3)(c) of this Article II (as if such notice were being submitted in connection with an annual meeting of stockholders). In addition such Record Stockholder shall comply with the provisions of Sections 2.4(4) of this Article (as if such Record Stockholder’s notice were being submitted in connection with an annual meeting of stockholders). The proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Article 5(a) of the Certificate of Incorporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such Record Stockholder’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made by the corporation of the date of the special meeting and of the number of nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, recess, postponement, judicial stay or rescheduling of a special meeting commence a new time period (or extend any time period) for the giving of a Record Stockholder’s notice. Except as otherwise expressly provided under the Exchange Act, a person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a Record Stockholder in accordance with the notice procedures set forth in this Article II. The number of persons a stockholder may nominate for election at a special meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.6.
Except as otherwise provided by law, the chair of the meeting shall have the power and duty (a) to determine whether a nomination proposed to be brought before the special meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.6 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (3)(c)(iv) of Section 2.4) and (b) if any proposed nomination was not made or proposed in compliance with this Section 2.6, to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.6, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.6, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders Notwithstanding the foregoing provisions of Sections 2.5 and 2.6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in Sections 2.5 and 2.6; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 2.6, and compliance with this Section 2.6 shall be the exclusive means for a stockholder to make nominations at a special meeting. Nothing in Sections 2.5 or 2.6 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
Section 2.7.    Written notice of a special meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) or more than sixty (60) days before the date of the meeting as of the record date for determining the stockholders entitled to notice of the meeting.
Section 2.8.    In order that the corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Record Stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the stockholder entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than action by consent in writing without a meeting), the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 2.9.    The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation.

Section 2.10.    The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall, by a majority in voting power thereof, have power to adjourn the meeting from time to time. When a meeting is adjourned to another place, date or time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, date and time thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these By-Laws; provided that, if the adjournment is for more than thirty (30) days, or if a new record date is fixed by the directors, a new notice shall be transmitted to the stockholders. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted at the meeting as originally notified.
Section 2.11.    Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, except where otherwise required by law, may be by a voice vote.
The corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chair of the meeting.
All elections shall be determined by a plurality of votes cast; provided, that for all elections held after December 31, 2013, and except as provided in this paragraph with respect to a Contested Election, each nominee for director who is elected by a plurality vote who does not receive a Majority Vote with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present shall have such nominee’s resignation from the Board of Directors considered in accordance with the corporation’s Corporate Governance Guidelines. For purposes of these By-Laws, a “Majority Vote” means that the number of votes cast in favor of a nominee must exceed the number of votes withheld with respect to that nominee. Nominees for director shall be elected by a plurality of the votes cast in any Contested Election. For purposes of these By-Laws, a “Contested Election” means an election of directors (i) for which the Secretary of the corporation has received a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with Section 2.4, 2.6 or 2.15, as applicable, of these By-Laws, and (ii) such nomination has not been withdrawn at least five (5) days prior to the date the corporation first mails the notice of meeting for such meeting to stockholders. For purposes of any vote required pursuant to this paragraph, neither abstentions nor broker non-votes shall count as votes cast.
With respect to all elections held after December 31, 2013, in order for any person to remain a nominee of the Board of Directors for service on the Board of Directors, such person must submit an irrevocable resignation, prior to the mailing of the corporation’s proxy statement relating to the meeting of stockholders at which such person would be a nominee for director, contingent (x) on that person not receiving a Majority Vote for election and (y) acceptance of that resignation by the Board of Directors in accordance with policies and procedures adopted by the Board of Directors for such purposes. The Board of Directors, acting on the recommendation of the Nominating Committee of the Board of Directors, shall within ninety (90) days of receiving the certified results of the stockholder vote pertaining to such election, determine whether to accept the resignation. Absent a determination by the Board of Directors that it is in the best interests of the corporation for the nominee to remain as a director, no such person shall be elected by the Board of Directors to serve as a director, and the Board shall accept that person’s resignation. If the Board of Directors accepts the resignation of a director who does not receive a Majority Vote, then the Board of Directors may fill the resulting vacancy pursuant to the Section 3.2 of these By-Laws and the Certificate of Incorporation, or may decrease the size of the Board of Directors pursuant to Section 3.1 of these By-Laws.
Except as otherwise required by law, by the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, all matters other than the election of directors shall be determined by a majority of the votes cast for or against the matter. Notwithstanding anything to the contrary set forth in these By-Laws, (x) the non-binding advisory vote with respect to executive compensation pursuant to Section 14A(a)(1) of the Exchange Act, and the rules and regulations promulgated thereunder, shall require the affirmative vote of a majority of the votes cast thereon, and (y) the non-binding advisory vote, pursuant to Section 14A(a)(2) of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to the determination as to whether the vote described in the preceding clause (x) shall occur every one (1), two (2) or three (3) years shall be decided by a plurality of the votes cast thereon; provided that for purposes of any vote required pursuant to this sentence, neither abstentions nor broker non-votes shall count as votes cast.
Section 2.12.    The chair of the Board of Directors shall preside at all meetings of the stockholders. In the absence or inability to act of the chair, the vice chair, the chief executive officer, president or a vice president (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The secretary of the corporation shall act as secretary of each meeting of the stockholders. In the event of his absence or inability to act, the chair of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.
Section 2.13.    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting (whether or not a quorum is present), to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.14.     (a) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any Record Stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 2.14(a)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.14(a) or otherwise within ten (10) days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.14(a), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
(b)    In the event of the delivery, in the manner provided by this Section 2.14 and applicable law, to the corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the corporation in accordance with this Section 2.14 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 2.14(b) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(c)    Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 2.14, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the corporation in the manner prescribed in this Section 2.14 and applicable law, and not revoked.
Section 2.15.    Proxy Access
(a)    Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 2.15, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Proxy Access Required Information (as hereinafter defined), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this Section 2.15 (the “Eligible Stockholder”) and that expressly elects at the time of providing the notice required by this Section 2.15 (the “Notice of Proxy Access Nomination”) to have such nominee included in the corporation’s proxy materials pursuant to this Section 2.15. For purposes of this Section 2.15, the “Proxy Access Required Information” that the corporation will include in its proxy statement is (i) the information provided to the Secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as hereinafter defined). The Proxy Access Required Information must be provided with the Notice of Proxy Access Nomination. Nothing in this Section 2.15 shall limit the corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 2.15.
(b)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) and (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%). In the event that one (1) or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. The maximum number of Stockholder Nominees provided for in this Section 2.15 for any annual meeting shall be reduced by (i) the number of directors (if any) in office as of the Final Proxy Access Nomination Date who were included in the corporation’s proxy materials as a Stockholder Nominee for any of the two (2) preceding annual meetings of stockholders

(including any individual counted as a Stockholder Nominee pursuant to the immediately succeeding sentence) and whom the Board of Directors decides to nominate for re-election to the Board of Directors at such annual meeting and (ii) the number of individuals (if any) who will be included in the corporation’s proxy statement as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in a connection with an acquisition of capital stock from the corporation by such stockholder or group of stockholders). For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 2.15 has been reached, each of the following persons shall be counted as one (1) of the Stockholder Nominees:
(1)    any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 whose nomination is subsequently withdrawn; and
(2)    any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 whom the Board of Directors decides to nominate for election to the Board of Directors.
Any Eligible Stockholder submitting more than one (1) Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.15 exceeds the maximum number of Stockholder Nominees provided for in this Section 2.15, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of stock of the corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.15 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(c)    In order to make a nomination pursuant to this Section 2.15, an Eligible Stockholder must have continuously owned (as hereinafter defined) for at least three (3) years as of the date the Notice of Proxy Access Nomination is delivered to the Secretary of the corporation in accordance with this Section 2.15 (the “Minimum Holding Period”) a number of shares of stock of the corporation that represents at least three percent (3%) of the voting power of the shares of stock of the corporation entitled to vote in the election of directors (the “Required Shares”), and must continue to own the Required Shares through the date of the annual meeting. For purposes of this Section 2.15, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of stock of the corporation as to which the stockholder possesses both (A) the full voting and investment rights pertaining to the shares, and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares, provided that the number of shares calculated in accordance with the immediately preceding clauses (A) and (B) shall not include any shares:
(1)    sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed;

(2)    borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell; or
(3)    subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of: (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.
A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the person has the power to recall such loaned shared on five (5) business days’ notice or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 2.15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(d)    Requirements for a Group.
(1)    Whenever the Eligible Stockholder consists of a group of stockholders:
A.    a group of funds under common management and control shall be treated as one (1) stockholder;
B.    each provision in this Section 2.15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund that is a member of a group of funds treated as one (1) stockholder) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition);
C.    a breach of any obligation, agreement or representation under this Section 2.15 by any member of such group shall be deemed a breach by the Eligible Stockholder; and D.     the Notice of Proxy Access Nomination must designate one (1) member of the group for purposes of receiving communications, notices and inquiries from the corporation and otherwise authorize such member to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.15 (including withdrawal of the nomination).
(2)    Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition in clause (c) of this Section 2.15:

A.    such ownership shall be determined by aggregating the lowest number of shares continuously owned by each such stockholder during the Minimum Holding Period; and
B.    the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period.
(3)    Any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder must, within five (5) business days after the date of the Notice of Proxy Access Nomination, provide documentation reasonably satisfactory to the corporation that demonstrates that the funds are under common management and investment control. No person may be a member of more than one (1) group of stockholders constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders constituting an Eligible Stockholder at any time prior to the annual meeting and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in clause (j)(1)(H) of this Section 2.15.
(e)    Nominations by stockholders pursuant to this Section 2.15 must be made pursuant to timely notice to the Secretary of the corporation in accordance with this Section 2.15. To be timely, a Notice of Proxy Access Nomination must be delivered to, or mailed and received by the Secretary of the corporation at, the principal executive offices of the corporation not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first (1st) anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement was first made available to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, a Notice of Proxy Access Nomination to be timely must be received not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10) day following the date on which notice of the date of the meeting was mailed or public disclosure of the meeting was made, whichever first occurs. In no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.15.
(f)    To be in proper form for purposes of this Section 2.15 of these By-Laws, the Notice of Proxy Access Nomination must include or be accompanied by the following:
(1)    the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 2.4 of these By-Laws;
(2)    the written consent of each Stockholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected, in form and substance reasonably satisfactory to the corporation;
(3)    in form and substance reasonably satisfactory to the corporation, one (1) or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed to and received by the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum

Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide one (1) or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date for determining the stockholders entitled to receive notice of the annual meeting, which statements must be provided within five (5) business days after the record date;
(4)    copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(5)    a representation in form and substance reasonably satisfactory to the corporation that the Eligible Stockholder:
A.    will continue to hold the Required Shares through the date of the annual meeting;
B.    acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent;
C.    has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.15;
D.    has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;
E.    has not distributed and will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation;
F.    has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting;
G.    will file with the Securities and Exchange Commission any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act; and
H.    has provided and will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading;
(6)    an undertaking in form and substance reasonably satisfactory to the corporation that the Eligible Stockholder agrees to:
A.    assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the corporation by the Eligible

Stockholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 2.15, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the corporation in connection with the inclusion of such Stockholder Nominee(s) in the corporation’s proxy materials; and
B.    indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.15; and
(7)    a written representation and agreement in form and substance reasonably satisfactory to the corporation from each Stockholder Nominee that such Stockholder Nominee:
A.    is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the corporation, with such Stockholder Nominee’s fiduciary duties under applicable law;
B.    has not been during the past three (3) years, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Stockholder Nominee that has not been disclosed to the corporation, and is not and will not become a party to any agreement, arrangement or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director;
C.    has read, would be in compliance with if elected as a director of the corporation and will comply with the corporation’s Code of Conduct and Corporate Governance Guidelines, stock ownership guidelines, insider trading policy and any other policies or guidelines of the corporation applicable to directors; and
D.    will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.
(g)    In addition to the information required pursuant to clause (f) of this Section 2.15 or any other provision of these By-Laws, the Corporation also may require each Stockholder Nominee to furnish any other information:
(1)    as may reasonably be required by the corporation to determine the eligibility of the Stockholder Nominee to serve as an independent director of the corporation in accordance with the corporation’s Corporate Governance Guidelines, any applicable rules of the Securities and Exchange Commission (“SEC”) or the applicable listing requirements of any securities exchange on with the corporation’s capital stock is listed for trading;

(2)    that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of the Stockholder Nominee; or
(3)    that may reasonably be required to determine the eligibility of such Stockholder Nominee to serve as a director of the corporation.
(h)    The Eligible Stockholder may, at its option, provide to the Secretary of the corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one (1) Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.15, the corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it believes would violate any applicable law or regulation.
(i)    In the event that any information provided by an Eligible Stockholder or a Stockholder Nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.15). In addition, any person providing any information pursuant to this Section 2.15 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date of the annual meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
(j)    Other Reasons to Exclude Stockholder Nominee.
(1)    Notwithstanding anything to the contrary contained in this Section 2.15, the corporation shall not be required to include, pursuant to this Section 2.15, a Stockholder Nominee in its proxy materials:
A.    for any meeting of stockholders for which the Secretary of the corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one (1) or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 2.4 of these By-Laws;
B.    if such Stockholder Nominee would not be an independent director under the corporation’s Corporate Governance Guidelines, any applicable rules of the SEC or the applicable listing requirements of any securities exchange on with the corporation’s capital stock is listed for trading, as determined by the Board of Directors or any committee thereof;
C.    if such Stockholder Nominee’s election as a member of the Board of Directors would cause the corporation to be in violation of these By-Laws, the Certificate of Incorporation, the applicable listing requirements of any securities exchange on with the corporation’s capital stock is listed for trading, or any applicable state or federal law, rule or regulation;
D.    if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;
E.    who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;
F.    if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
G.    if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the corporation or its stockholders required or requested pursuant to this Section 2.15 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading; or H.     if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 2.15.
(2)    Notwithstanding anything to the contrary contained in this Section 2.15, if either:
A.    a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its or their obligations, agreements, or representations under this Section 2.15; or
B.    the Stockholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 2.15 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation, in each case under this clause (B) as determined by the Board of Directors, any committee thereof or the chair of the annual meeting, then:
i.    the corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting;
ii.    the corporation shall not be required to include in its proxy materials for that annual meeting any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder; and iii.    the Board of Directors or the chair of the annual meeting shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee.
In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.15, such nomination shall be disregarded as provided in the immediately preceding clause (iii).
(k)    Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.15 for the next two (2) annual meetings of stockholders.
(l)    This Section 2.15 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the corporation’s proxy materials except to the extent required by Rule 14a-19 promulgated under the Exchange Act.
ARTICLE III.

Directors
Section 3.1.    The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than two (2) nor more than eleven (11) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution.
Section 3.2.    Directors shall be elected and serve in the manner provided in the Certificate of Incorporation and these By-Laws.  Any vacancies occurring in the Board of Directors and newly created directorships shall be filled in the manner provided in the Certificate of Incorporation.
Section 3.3.    Except as otherwise provided by law, directors may be removed only in the manner provided in the Certificate of Incorporation.
Meetings of the Board of Directors
Section 3.4.    The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. Members of the Board of Directors may participate in any such meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
Section 3.5.    The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
Section 3.6.    Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.7.    Special meetings of the Board of Directors may be called by the chair, chief executive officer, or president on at least one (1) day’s notice to each director, either personally, or by courier, telephone, telefax, mail or telegram. Special meetings shall be called by the chair, chief executive officer, or president in like manner and on like notice at the written request of one-half (1/2) or more of the directors comprising the Board of Directors stating the purpose or purposes for which such meeting is requested. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting. The chair shall preside at all meetings of the Board of Directors. In the absence or inability to act of the chair, the chief executive officer, the vice chair, the president or a vice president (in that order) shall preside, and in their absence or inability to act another director designated by one of them shall preside.
Section 3.8.    At all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 3.9.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
Committees of Directors
Section 3.10.    The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
Section 3.11.    Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents executed by its members with the secretary of the corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3)

of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present; provided that if a committee member abstains due to a conflict of interest, the action of the remaining members, even if less than a quorum, shall constitute committee action. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee. Members of any committee of the Board of Directors may participate in any meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating may hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
Compensation of Directors
Section 3.12.    In the discretion of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
ARTICLE IV.

Notices
Section 4.1.    Whenever, under applicable law or the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder, unless otherwise provided by applicable law, in the Certificate of Incorporation or these By-Laws, such notice may be given in writing, by courier or mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with freight or postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall have been deposited with such courier or in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the Certificate of Incorporation, or these By-Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within sixty (60) days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 4.1, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.
Section 4.2.    Whenever any notice is required to be given under applicable law or the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

ARTICLE V.

Officers
Section 5.1.    The officers of the corporation shall be appointed by the Board of Directors and shall include a chief executive officer (who may or may not be the president), a secretary and a treasurer. The Board of Directors may appoint a chair from among its members, who may be the chief executive officer of the corporation, an executive officer of the corporation or a non-employee director. The chair shall have the duties assigned by the Board of Directors from time to time. The Board of Directors may also appoint one (1) or more vice chairs, a president, vice presidents, assistant vice presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide. The Board of Directors may also designate persons as officers of divisions of the corporation, but such persons shall not be officers of the corporation.
Section 5.2.    The Board of Directors shall appoint annually a chief executive officer, a secretary, a treasurer and such other officers as the Board of Directors shall deem desirable.
Section 5.3.    The Board of Directors may also appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 5.4.    The officers of the corporation shall hold office until their successors are appointed and qualify or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.
Section 5.5.    The chief executive officer of the corporation shall have the authority to designate employees of the corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the corporation unless appointed by the Board of Directors.
Section 5.6.
(a)    Chief Executive Officer. The chief executive officer shall, subject to the oversight of the Board of Directors, have and provide general supervision, direction and control of the corporation’s business and its officers and, if there is no president, active management of the business of the corporation; shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, shall discharge all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws, the chief executive officer may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, and may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. The chief executive officer may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the Board of Directors.
(b)    President. The president shall, subject to the oversight of the Board of Directors and the supervisory powers of the chief executive officer (if there is a chief executive officer other than the president), have responsibility for the active management of the business of the corporation; and, in general, shall discharge all duties incident to the office of the president and such other duties as may be prescribed by the Board of Directors from time to time. The president shall possess the power to sign all certificates, contracts and other instruments which may be authorized by the Board of Directors, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
Section 5.7.    The vice presidents shall perform such duties and have such powers as the Board of Directors or the chief executive officer may from time to time prescribe. A vice president may execute contracts on behalf of the corporation pertaining to the normal course of his or her duties. In the absence of the chief executive officer or in the event of his or her inability to act, the president, the vice president (or in the event there be more than one vice-president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.
Section 5.8.    The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or chief executive officer, under whose supervision he or she shall be. The secretary shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary.
The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.
Section 5.9.    The assistant secretary, or if there be more than one (1), the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 5.10.    The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of the Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his or her transactions as treasurer and of the financial condition of the corporation. If required by the Board of Directors, he or she shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.
Section 5.11.    The assistant treasurer, or if there shall be more than one (1), the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI.
Section 6.1.    Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or executive officer of the corporation or, while a director or executive officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.
Section 6.2.    Prepayment of Expenses. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.
Section 6.3.    Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
Section 6.4.    Non-exclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5.    Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
Section 6.6.    Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these By-Laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.
Section 6.7.    Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
Section 6.8.    Executive Officers. For purposes of this Article VI, “executive officer” has the meaning set forth in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.
ARTICLE VII.

Certificates of Stock
Section 7.1.    Certificates shall represent the shares of the corporation, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by, (i) the chair or vice chair of the Board of Directors, or the chief executive officer or vice president, and (ii) the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, representing the number of shares registered in certificate form.
Section 7.2.    Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 7.3.    Subject to the foregoing, certificates for stock of the corporation shall be in such form as the Board of Directors may from time to time prescribe.
Lost Certificates
Section 7.4.    The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of

Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation or its transfer agent or registrar with respect to the certificate alleged to have been lost, stolen or destroyed.
Transfers of Stock
Section 7.5.    No transfer of stock shall be valid as against the corporation for any purpose until such transfer has been entered on the stock records of the corporation by an entry showing from and to whom such stock is transferred. Transfers of stock shall be made on the stock records of the corporation and (i) with respect to stock represented by a certificate, upon surrender of the previously issued certificate which is outstanding and not canceled, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and (ii) with respect to uncertificated shares, upon receipt of proper transfer instructions from the record holder thereof and compliance with appropriate procedures for transferring shares in uncertificated form. Subject to the provisions of the certificate of incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the corporation.
Registered Stockholders
Section 7.6.    The corporation shall be entitled to recognize the exclusive right of a person registered on the stock records of the corporation as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on the stock records of the corporation as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Corporation Law of Delaware.
ARTICLE VIII.

Conflict of Interests
Section 8.1.    No contract or transaction between the corporation and one (1) or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one (1) or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:
(1)    The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(2)    The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Section 8.2.    Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE IX.

General Provisions
Dividends
Section 9.1.    Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock or rights to acquire the same, subject to the provisions of the Certificate of Incorporation.
Section 9.2.    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it is created.
Checks
Section 9.3.    All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Fiscal Year
Section 9.4.    The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
Seal
Section 9.5.    The corporate seal shall have inscribed thereon the name of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
ARTICLE X.

Forum
Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation, as amended and restated from time to time, and the corporation’s By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article X.
ARTICLE XI.

Amendments
These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted only in the manner provided in the Certificate of Incorporation.